BofAML Leveraged Finance Conference Presentation November 2017 Exhibit 99.1

1 Date Safe Harbor Statement This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. (the “Company”) and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect the Company’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy ("BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding the Company, its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This presentation includes estimates of industry data and forecasts that have been obtained from industry publications and surveys or internal company sources. Estimates regarding any industry data presented in this presentation, in particular as they relate to market share, size and growth rates and general expectations, involve risks and uncertainties and are subject to change based on various factors. We cannot guarantee the accuracy or completeness of such information contained in this presentation. The financial information in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may be considered in addition to GAAP financial information, but should not be used as substitutes for the corresponding GAAP measures. Non-GAAP measures in this presentation may be calculated in a way that is not comparable to similarly titled measures reported by other companies. See the Appendix of this presentation for a reconciliation between GAAP and these non-GAAP measures.

2 Date Company & Segment Overview CREATING SUSTAINABLE FOOD, FEED, AND FUEL INGREDIENTS FOR A GROWING POPULATION

3 Date Our Strategy …thus generating substantial cash flow and growing shareholder value. We seek to BUILD, ACQUIRE and DEVELOP businesses within geographies where we can achieve a sustainable Top 3 market position within 5 years… To be the Global Leader in the production of high quality sustainable protein and nutrient-recovered ingredients. markets to satisfy a growing population. FOOD FEED FUEL Supplying ingredients for the

4 Date Creating a Global Platform Darling & Company Darling-Delaware Inc. – 1962 Darling International Inc. – Public in 1994 Darling Ingredients Inc. – 2014 Southeastern Maintenance & Construction 2003 2006 2008 2010 2017 Tuck-In Acquisitions Platform Acquisitions / Investments 2011 2012 2013 2014 J&R Rendering National By-Products Grease Collection & Trap Servicing Assets 201520092007 Bosland Netherlands Custom Blenders RVO BioPur, LLC Successful track record of growth 2016 Darling Ingredients Inc., has created a global platform creating sustainable ingredients from protein products, with over 200 facilities on 5 continents employing 10,000 people.

5 Date With Population Growth and Wealth Creation… ...better nutrition evolves, and meat proteins become a staple in the global diet Source: Company, based on multiple population data reports Source: Food & Agriculture Organization of the United Nations; Organization for Economic Competitionand Development (forecast) FORECAST Africa India Latin America Asia-Pacific Europe No. America

6 Date DAR Processes ~10% of the World’s Animal By-Products Global Meat Production 2016 13.7 m MT 14.3 m MT 22.3 m MT North America 14.8 m MT 5.2 m MT 17.8 m MT South America 4.1 m MT 0.0 m MT 3.9 m MT India 2.7 m MT 0.5 m MT 2.1 m MT Asia / Australia 6.7 m MT 54.9 m MT 13.4 m MT China1.4m MT 2.6 m MT 3.6 m MT Russia 7.7m MT 23.4 m MT 10.6 m MT Europe Global Meat Production, 2013-2017 USDA (mmt) Global meat consumption produces significant by- products that must be safely handled Globally, 258 million MT of meat are produced (USDA), and growing at ~1% annually o Generates ~100 million tons of meat by- products globally Darling processes ~10 million tons of the world’s meat by-products o Creates a tremendous opportunity for both organic and acquisitive growth Only ~60% of the animal is consumed in Western cultures -- 20 40 60 80 100 120 140 '13 '14 '15 '16 '17 '13 '14 '15 '16 '17 '13 '14 '15 '16 '17 +0.3% CAGR +0.5% CAGR +1.7% CAGR Source: https://apps.fas.usda.gov/psdonline/circulars/livestock_poultry.pdfSource: http://www.indexmundi.com/agriculture/?commodity=broiler-meat&graph=production Source: http://www.nationalrenderers.org/

7 Date Darling Has a Diversified and Unique Portfolio Processed 1.08 million metric tons of raw material in 2016 $1.1bn revenue, $131mm Adj. EBITDA Processed 1.18 million metric tons of raw material in 2016 $247mm revenue, $58mm Adj. EBITDA, $87mm DAR share of DGD Adj. EBITDA Processed 7.97 million metric tons of raw material in 2016 $2.1bn revenue, $295mm Adj. EBITDA Restaurant Services

8 Date A defined model of identified and managed risk Fee for Service •Competition •Government regulations Commodity Exposed • Fat price •Soymeal price •Corn Price Spread Managed Margin •Raw material availability • Food demand • Pharma demand Shared Margin • Fat price • Poultry meal pet food spread price BUSINESS DRIVERS

9

Feed Segment – Nutrients for Growth

DAR PRO INGREDIENTS sonac ROTHSAY

Our Global Rendering Business

- 115 locations in USA, Canada, and Europe
- #1 in North America
- #2 in Europe—C3 production
- 7.97 million tonnes processed in 2016



DAR PRO SOLUTIONS ROTHSAY

North American Restaurant Services

- Leaders in North America
- Used cooking oil removal, for animal feed and biofuel production
- 1 billion pounds collected annually
- Grease trap services



Bakery Feeds

- Converting commercial bakery and snack food residuals into Cookie Meal®, a high-energy corn replacement for animal feed (poultry and aquaculture)

ENVIROFLIGHT

- JV with Intrexon
- Process to convert insect larvae into proteins used in animal and aquaculture feed

DAR PRO INGREDIENTS cth

- Significant pet food ingredient business in USA and Europe
- Poultry proteins
- Wet pet foods

sonac

- One of the largest Blood processors in the world
- Plants on 4 continents
- Producing Hemoglobin powder for aquaculture
- Plasma powder for feed

Feed Segment Financials (LTM 3Q 2017)

- **Net Sales:** $2,216 mm (62% of total)
- **Adj. EBITDA margin:** 14.1%
- **Adjusted EBITDA:** $312 mm



TERRArenewal

- Collecting and land applying nutrients from the food processing industry

Nature Safe – Natural & Organic Fertilizers

- A leading organic fertilizer business in the USA

10

Feed Segment Performance

US$ and metric tons (millions)	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	LTM
Revenue	$531.4	$538.5	$2,089.1	$552.6	$549.1	**$575.5**	**$2,215.7**
Gross Margin	117.8	116.2	464.3	120.0	126.9	**125.9**	**489.0**
Gross Margin %	22.2%	21.6%	22.2%	21.7%	23.1%	**21.9%**	**22.1%**
SG&A	38.9	42.1	169.6	45.5	43.5	**45.5**	**176.6**
SG&A Margin %	7.3%	7.8%	8.1%	8.2%	7.9%	**7.9%**	**8.0%**
Operating Income	35.2	25.3	115.8	30.8	39.0	**33.6**	**128.7**
Adj. EBITDA [(1)]	$78.9	$73.9	$294.6	$74.5	$83.4	**$80.5**	**$312.3**
Raw Material Processed (million metric tons)	1.97	2.06	7.97	2.05	2.02	**2.04**	**8.17**

(1) Does not include Unconsolidated Subsidiaries Adj. EBITDA.

Key Drivers – Q3 2017

- Global **volumes** remain strong. Improving North American slaughter
- **Fat pricing** held firm during the quarter but trended lower during the back end due to uncertainty regarding biofuel mandates and typical seasonality
- **Protein pricing** remained mixed with lackluster demand for meat and bone meal but stable to higher demand and pricing for the poultry protein meals

EBITDA Bridge Q3-2016 to Q3-2017 (millions)



$78.9
$14.9
$20.3
($28.9)
($6.0)
$79.2
$1.3
$80.5
EBITDA Q316
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q317

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Non-GAAP Adj. EBITDA Margin Feed



16%
15%
14%
13%
12%
11%
10%
14.8%
13.7%
13.5%
15.2%
14.0%
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017

DAR PRO Bakery Feeds Nature Safe ecoson Rousselot Peptan besthides ROTHSAY TERRA DAR PRO hepac LARU cth Rendac DIAMOND GREEN DIESEL sonac DAR PRO

11

Growing our Feed Ingredient Segment – Focused on Serving the Growing Pet and Aqua Demand

2015

- Completed 2 new wet and frozen pet food plants in Nebraska & Kentucky (US)
- Completed expansion of our Zhejiang blood plant

2016

- Built 2 new rendering plants
- Netherlands de-hiding facility
- Maquoketa Iowa blood expansion
- Qionglai China blood expansion
- Completed Bosland, Netherlands acquisition

2017

- New blood plant in Europe
- New poultry rendering plant in U.S.
- Expansion of Los Angeles, CA plant

2018

- New rendering facilities planned for U.S.

Global Pet Industry

4% annual growth in 2015; by 2019 - $91 billion

- Pet ownership increases with urban population rise
- Rise in disposable incomes
- Increased awareness for pet safety and health; pets are increasingly family



PET SHOP
$67.56
$55.53

Source: http://multibriefs.com/briefs/exclusive/pet_businesses_will_prosper.html#.Wh3kIVWnG70



World aquaculture production, fed and non-fed
(Aquaculture uses pet-grade poultry meal as protein source)
Million tonnes
35
30
25
20
15
10
5
0
Non-fed: silver & bighead carp
Non-fed: bivalves
Fed: freshwater finfish
Fed: diadromous & marine finfish
Fed: crustaceans
Fed: molluscs
00
01
02
03
04
05
06
07
08
09
10
11
12

Source: https://www.aquaculturenorthamerica.com/news/fao-releases-world-review-of-fisheries-and-aquaculture-for-1630

DAR PRO Bakery Feeds Nature Safe ecoson Rousselot Peptan besthides ROTHSAY TERRA DAR PRO hepac LARU cth Rendac sonac DAR PRO

12

Food Segment – Ingredients for Living

Rousselot



- A leading global supplier of gelatin and hydrolyzed collagen
- 13 production facilities selling to 75+ countries
- Gelatin used for Pharma, food, binding agents for processed meats
- Produces **Peptan®**, collagen peptides for health and beauty markets

LARU / vada



- Sonac food-grade fat has processing facilities in Germany & the Netherlands
- Laru & Vada brands are Europe's largest producers of high-quality edible fats for baking and frying cth



- CTH supplies natural casings and meat products to the food and meat industries hepac



- A producer of crude porcine heparin

sonac



- A leader in porcine bone degreasing in Europe—supports Rousselot
- Leading producer of edible glues
- A global leader in bone ash for china production

Food Segment Financials (LTM 3Q 2017)

- **Net Sales:** $1,128 mm (31% of total)
- **Adj. EBITDA margin**: 11.1%
- **Adjusted EBITDA:** $125 mm

13 Date Food Segment Performance Key Drivers – Q3 2017 o Rousselot gelatin business delivered stabilized results due to strong sales volumes and improving conditions in South America. o Sonac edible fats delivered increased performance with a stabilized palm oil market o CTH casings business produced solid earnings due to the strong global demand driven by a contraction in Chinese hog supplies. US$ and metric tons (millions) Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 LTM Revenue $262.0 $279.9 $1,061.9 $267.8 $279.8 $300.3 $1,127.8 Gross Margin 50.7 56.7 227.5 56.8 56.0 60.1 229.6 Gross Margin % 19.3% 20.3% 21.4% 21.2% 20.0% 20.0% 20.4% SG&A 25.4 26.5 96.2 25.1 26.8 25.6 104.0 SG&A Margin % 9.7% 9.5% 9.1% 9.4% 9.6% 8.5% 9.2% Operating Income 7.9 11.7 61.2 14.1 11.0 15.0 51.8 Adj. EBITDA $25.3 $30.0 $131.3 $31.7 $29.2 $34.5 $125.4 Raw Material Processed (million metric tons) 0.26 0.28 1.08 0.27 0.28 0.29 1.12 Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP Adj. EBITDA Margin Food EBITDA Bridge Q3-2016 to Q3-2017 (millions) 0% 2% 4% 6% 8% 10% 12% 14% Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 $25.3 $32.7 $34.5 ($2.0) $25.5 ($17.1) $1.0 $1.8 EBITDA Q32016 Price / Yield Volumes Cost of Sales Other Adjusted EBITDA FX Impact EBITDA Q317 9.7% 10.7% 11.8% 10.4% 11.5%

14 Date Food Segment Performance Film coating  Expansion of Gelatin plant in France  Dubuque Iowa expansion  Wenzhou China expansion  CTH sheep casing sorting workshop in China  Gelatin expansions in China, USA, Brazil  Expanded Peptan production--Fish  Halal dedicated gelatin production  Canadian edible animal fats 2018 Pill coatings Confectionaries Binding agents Gelatin for binding, texturizing, gelling, smoothness, foaming, stabilizing, filming, emulsifying, reducing fat content.. a natural protein source 2015 – 2017

15

Fuel Segment – Energy for Today's World

DAR PRO BIOENERGY · ROTHSAY BIODIESEL

- Collect animal fats and used cooking oils from restaurants, supermarkets, hospitality and other food industry customers
- Recycled material converted into biodiesel
  - DAR PRO Bioenergy – 1st Company plant built in USA
  - Rothsay Biodiesel - 1st Company plant built in Canada

Rendac

- European disposal rendering – operates multiple facilities and a specialized collection fleet of approx. 300 trucks in Europe to collect and safely process mortalities and slaughter designated unfit for animal feed (Category 1 & 2)

End Markets

- Renewable fuels
- Biofuels
- Green electricity
- Green gas



ecoson

- Largest industrial digestion operation in the Netherlands; organic residuals converted into biogas for renewable electricity, and process manure into biophosphate used as fertilizer



Fuel Segment Financials (LTM 3Q 2017)*

- **Net Sales:** $258mm (7% of total)
- **Adj. EBITDA margin:** 18.0%
- **Adjusted EBITDA:** $46mm

* Excludes Diamond Green Diesel

16 Date Fuel Segment Performance o Ecoson, bioenergy business, was curtailed during the quarter to address current regulatory requirements. Capital improvements underway to regain needed efficiencies o Rendac, disposal rendering business, received business interruption insurance advance during quarter to help offset losses from fire o North American biodiesel operating at a loss with the absence of blenders tax credit in 2017 vs. 2016 Key Drivers – Q3 2017 US$ and metric tons (millions) Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 LTM Revenue $60.4 $68.8 $247.1 $59.7 $67.4 $61.9 $257.8 Gross Margin 14.2 19.9 64.6 13.6 12.7 7.6 53.8 Gross Margin % 23.5% 28.9% 26.1% 22.9% 18.8% 12.3% 20.9% SG&A 1.3 1.9 6.9 3.3 2.9 -0.5 7.6 SG&A Margin % 2.2% 2.8% 2.8% 5.5% 4.3% -8.1% 2.9% Operating Income 6.0 10.5 29.2 3.5 2.1 0.1 16.2 Adj. EBITDA (1) $12.9 $18.0 $57.7 $10.4 $9.8 $8.1 $46.3 Raw Material Pr cesse * (million metric tons) 0.29 0.31 1.18 0.30 0.29 0.28 1.18 (1) Does not include DGD Adj. EBITDA. * Excludes raw material processed at the DGD joint venture. $12.9 $7.6 $8.1 ($0.2) ($1.2) ($5.6) $1.7 $0.5 EBITDA Q216 EBITDA Q316 Price / Yield Volumes Cost of Sales Other Adjusted EBITDA FX Impact EBITDA Q217 EBITDA Q317 0% 5% 10% 15% 20% 25% 30% Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Non-GAAP Adj. EBITDA Margin Fuel EBITDA Bridge Q3-2016 to Q3-2017 (millions) 21.4% 26.2% 17.4% 14.5% 13.1% Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Diamond Green Diesel ("DGD") - A Gem of an Ingredient

17

Background & Rationale

- 50/50 JV with Valero, located adjacent to Valero's refinery in Norco, Louisiana
- Creates a new market for Darling's feed stocks, and a natural hedge for Darling's animal fat products
- Low cost producer of biomass-based diesel to U.S. market
- Renewable diesel can be distributed using established petroleum pipeline systems

Capacity & Expansion

- Initial cost to build PP&E $380mm for capacity of 137mm gallons
- Expanded production to 160mm gallons in 2014
- Expansion to 275mm gallons scheduled for Q2 2018
- Expected to be 100% Low Carbon Fuel Standard (LCFS) capable with improved logistics by 2018
- DGD JV exploring phase three expansion to 550mm gallons

Performance & Financials

- Q3 2017 Adj. EBITDA: $21.1mm entity level, or $10.6mm Darling's share
- DGD delivered $0.49 per gallon Adj. EBITDA
- Month end volatility in Renewable Identification Numbers (RIN) market drove inventory market adjustment
- Absence of blenders tax credit affected Y-o-Y comparison
- Current total debt in JV stands at $58.0mm. Total cash of $148.4mm at the end of Sep-2017

DGD Gallon Capacity & Sold Gallons


137
160
160
160
160
198
275
51
127
159
158
160
205
275
2013A
2014A
2015A
2016A
2017E
2018P
2019P
Capacity Gallons
Gallons Sold
P = Planned

DGD JV Debt Paydown History


$221
$221
$213
$149
$71
$58
2012A
2013A
2014A
2015A
2016A
Q32017
Total Debt

DIAMOND GREEN DIESEL™

	3Q16	4Q16	Total 2016	1Q17	2Q17	3Q17
DAR Share of Adj. EBITDA	$22.5	$36.7	$87.2	$5.0	$12.4	$10.6
Production (Gallons in millions)	43.8	42	158.1	32.6	43.7	41.7
Gallons Sold / Shipped	42.5	46.6	160.9	32.7	40.5	43.0

18 Date New LCFS Standards Driving Expansion Plans and Enhancing Contribution to Darling 1.0% 1.0% 1.0% 2.0% 3.5% 5.0% 7.5% 10.0% 2013A 2014A 2015A 2016A 2017E 2018P 2019P 2020P California LCFS Carbon Reduction Program $0.71 Jul-Dec $0.30 Fiscal $0.52 Fiscal $1.01 Fiscal Carbon Credit Avg. Price $ / gallon Adj. EBITDA per Gallon Renewable Diesel $0.69 $1.29 $1.13 $1.08 $0.60 $1.25 $1.25 2013A 2014A 2015A 2016A 2017E 2018P 2019P * Excludes blenders tax credit 2014 2015 2016 2017E EBITDA $163.3 $177.0 $174.4 $96.0 Expansion - Capex $0.0 $0.0 ($6.6) ($89.7) Regular - Capex ($13.3) ($1.5) ($36.7) ($20.6) Working Capital Free Cash Flow $150.0 $175.5 $137.7 ($14.3) Assumptions and References:  Carbon Credit Avg. Pricing per The Jacobsen index – average pricing for 2013 only includes Jul-Dec 2013 (6 months)  LCFS Carbon Reduction Program per the California Air Resources Board  Start-up of the DGD expansion expected in 2Q 2018  2017 Adj. EBITDA per gallon rate does not include the retrospective blenders tax credit  Assumes sale of full production $206.3 $275.0 $343.8 $412.5 $0.75 $1.00 $1.25 $1.50 2019 Cash Generation by DGD Price Sensitivity Analysis @ 275mm gal. (US$ millions) Adj. EBITDA per Gallon *

19 Date Financial Review CREATING SUSTAINABLE FOOD, FEED, AND FUEL INGREDIENTS FOR A GROWING POPULATION

The 2017 Strategy – "A World of Growth"

20

- Continue to target **debt reduction** in 2017
  - Paid down debt by $18.5 million in third quarter; YTD paid down $69.5 million
  - Total leverage ratio of 3.56x, secured debt leverage ratio of 1.30x as of 30-Sep-2017 (1)
- **Targeting Working Capital** improvement for 2017
- YTD CAPEX spend at $196.4 million
  - Seven ongoing construction, expansion, and conversion projects in various regions
    - 2 U.S. rendering plants
    - China blood and gelatin expansion, including new gelatin plant
    - New European blood plant
    - U.S. rendering expansion
    - First EnviroFlight aquaculture plant in JV with Intrexon
  - DGD expanding capacity from 160 million gallons to 275 million gallons annually, scheduled to be completed in 2Q18
    - Exploring phase three expansion to 550 million gallons
- **SG&A** current run-rate of $82-83 million/quarter in 2017; Q3 at $83.1 million
- Goal is to deploy capital with 15-20% Return on Capital Employed (ROCE)

1) Leverage ratios calculated based on Credit Facility definitions.

DAR PRO Bakery Feeds Nature Safe ecoson Rousselot Peptan besthides ROTHSAY TERRA DAR PRO hepac LARU cth Rendac sonac DAR PRO

Consolidated Financials – Comparisons to Q3 2016

21

US$ (millions) except per share price	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017
Revenue	$ 853.9	$ 887.3	$ 3,398.1	$ 880.1	$ 896.3	$ **937.7**
Gross Margin	182.7	192.8	756.4	190.4	195.6	**193.7**
Gross Margin %	21.4%	21.7%	22.3%	21.6%	21.8%	**20.7%**
SG&A	76.5	79.9	314.0	87.9	85.5	**83.1**
SG&A Margin %	9.0%	9.0%	9.2%	10.0%	9.5%	**8.9%**
Operating Income	35.5	35.4	152.1	31.4	37.1	**33.3**
Adj. EBITDA [1]	106.2	112.8	441.9	102.5	110.1	**110.5**
Adj. EBITDA Margin %	12.4%	12.7%	13.0%	11.6%	12.3%	**11.8%**
Interest Expense	(23.9)	(22.4)	(94.2)	(21.7)	(22.4)	**(22.5)**
Foreign Currency gain/(loss)	0.4	0.4	(1.9)	(0.3)	(2.1)	**(2.1)**
Other Expense (2)	(1.9)	1.7	(3.9)	(0.9)	(2.9)	**(1.4)**
Equity in net income of unconsolidated subsidiaries	18.1	32.7	70.4	0.7	8.3	**7.7**
Income Tax (Expense)/Benefit	0.7	(6.2)	(15.3)	(1.8)	(7.7)	**(6.3)**
Net income attributable to noncontrolling interests	(0.2)	(1.1)	(4.9)	(1.6)	(1.2)	**(0.9)**
Net income attributable to Darling	$ 28.7	$ 40.5	$ 102.3	$ 5.8	$ 9.1	$ 7.8
Earnings per share (fully diluted)	$ 0.17	$ 0.25	$ 0.62	$ 0.04	$ 0.05	$ 0.05

(1) Does not inlcude Unconsolidated Subsidiaries EBITDA.
(2) Rounding captured in Other Expense.

Q3 2017 Overview Year over Year

- Global **volumes** up 3.8% over 3Q 2016.
- **Gross margin** compression driven by Fuel Segment. Operating challenges at the company's Ecoson bioenergy plant, absence of a Blenders Tax Credit and business interruption at Rendac-Son facility explain the variance.
- Global **pricing** of fats and greases improved on solid biofuel demand while a growing global slaughter produced ample protein and pressured prices.
- The absence of the **blenders tax credit** negatively impacted overall profitability by approximately $21.5 million Adj. EBITDA from DGD, $2.4 million Adj. EBITDA in Fuel Segment or $0.14 EPS.
- Strong free cash flow in the quarter that led to a $18.5 million **debt reduction** in the quarter and $69.5 million year to date








DAR PRO Ingredients · Bakery Feeds · Nature Safe · ecoson · Rousselot · Peptan · besthides · Rothsay · Terra · DAR PRO Solutions · hepac · Sonac · cth · Rendac · Diamond Green Diesel · sonac · DAR PRO Bioenergy

22 Date Source: Company Management See Cautionary Statement at end of this presentation. Revenue (US$ millions) Adj. EBITDA (US$ millions) Capex (US$ millions) Historical Financials $3,956 $3,397 $3,398 $3,601 2014A 2015A 2016A LTM 30-Sep-17 $434 $413 $442 $436 $82 $89 $87 $65 $515 501 529 $501 2014A 2015A 2016A LTM 30-Sep-17 $229 $230 $244 $272 2014A 2015A 2016A LTM 30-Sep-17 Dar share of DGD Adj. EBITDA DAR Adj. EBITDA excl. DGD share

23 Date Key Credit Highlights  Global, Diversified Platform Across Feed, Food, and Fuel Segments  Producer of High Quality Sustainable Ingredients, Supported by Industry and Macro Dynamics  Proven Economic Model with High Barriers to Entry  Track Record of Strong Financial Performance and Margin Stability  Key Investments to Fuel Long-Term Earnings Power  Exceptional, Tenured Management Team

24 Date Appendix

25 Date Adjusted EBITDA Reconciliation Darling Adjusted EBITDA Total 2014 Total 2015 Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 LTM 9/30/2017 (US$ in millions) Net income attributable to Darling $64 $79 $29 $41 $102 $6 $9 $8 $63 Depreciation and amortization 270 270 71 77 290 71 73 77 299 Interest expense 135 105 24 22 94 22 22 23 89 Income tax expense / (benefit) 13 13 (1) 6 15 2 8 6 22 Foreign currency loss / (gain) 14 5 (0) (0) 2 0 2 2 4 Other expense, net (0) 7 2 (2) 4 1 3 1 3 Equity in net (income) of unconsolidated subsidiaries (66) (73) (18) (33) (70) (1) (8) (8) (49) Net income attributable to noncontrolling interests 4 7 0 1 5 2 1 1 5 Darling Adjusted EBITDA (Non-GAAP) $434 $413 $106 $113 $442 $103 $110 $111 $436 DGD Joint Venture Adjusted EBITDA (Darling's Share) $82 $89 $23 $37 $87 $5 $12 $11 $65

26 Date Adjusted Segment EBITDA Reconciliation Feed Segment Adjusted EBITDA Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 LTM (US$ in millions) Segment Income $35 $25 $116 $31 $39 $34 $130 Depreciation and amortization 44 49 179 44 44 47 184 Equity in Net Income of Unconsolidated Subsidiaries -- -- -- -- -- 1 1 Adjusted EBITDA (Non-GAAP) $79 $74 $295 $75 $83 $80 $312 Food Segme t Adjusted EBITDA Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 LTM (US$ in millions) Segment Income $8 $12 $61 $14 $11 $15 $52 Depreciation and amortization 17 18 70 18 18 20 74 Equity in Net Income of Unconsolidated Subsidiaries -- -- -- -- -- -- -- Adjusted EBITDA (Non-GAAP) $25 $30 $131 $32 $29 $34 $125 Fuel Segment Adjusted EBITDA Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 LTM (US$ in millions) Segment Income $24 $43 $99 $4 $10 $7 $65 Depreciation and amortization 7 8 29 7 8 8 30 Equity in Net Income of Unconsolidated Subsidiaries 18 33 70 1 8 7 48 Adjusted EBITDA (Non-GAAP) $13 $18 $58 $10 $10 $8 $46

27 Date DGD EBITDA Reconciliation DGD Adjusted EBITDA Total 2014 Total 2015 Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 LTM (US$ in millions) Net Income $128 $144 $36 $65 $140 $1 $16 $14 $97 Depreciation and amortization $18 $20 7 7 28 8 8 7 30 Other (income) -- -- -- -- (1) -- -- -- (1) Interest and debt expense, net $18 $14 1 1 7 1 1 -- 4 Adjusted EBITDA (Non-GAAP) $163 $177 $45 $73 $174 $10 $25 $21 $129

28 Date DGD Provides a “hedge” on Commodity Exposure of DAR’s U.S. Fats o DAR collects approximately 1 billion pounds of used cooking oil annually o Yielding nearly 700 million pounds of finished product to market o Approximately 35% is under shared risk formula pricing o The balance has commodity optionality or market risk $16.5 $81.6 $88.5 $87.2 -$12.3 -$25.3 -$70.6 -$61.6 -$80 -$60 -$40 -$20 $0 $20 $40 $60 $80 $100 2013 20152014 2012 YG/UCO Price $37.31/cwt 2013 YG/UCO Price $34.57/cwt 2014 YG/UCO Price $28.95/cwt 2015 YG/UCO Price $21.79/cwt $.0274 x 4.55 mm = $(12.30) $.1552 x 4.55 mm = $(70.61) $.1354 x 4.55 mm = $(61.60) Every penny of price movement = $4.55mm in Adj. EBITDA to feed segment YG = Yellow Grease UCO = Used Cooking Oil cwt = 100 pounds Pricing from The Jacobsen index Compared to Darling’s Share of Adj. EBITDA DGD YG/UCO (each year compared to 2012 pricing) 2016 2016 YG/UCO Price $23.77/cwt $.0562 x 4.55 mm = $(25.29) * Note: Diamond Green Diesel startup was in July 2013 * *